Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

OBA Financial Services, Inc.

Germantown, Maryland

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated September 28, 2012 relating to the consolidated financial statements of OBA Financial Services, Inc. and Subsidiary as of June 30, 2012 and for the year then ended, which appear in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ ParenteBeard LLC

Allentown, Pennsylvania

June 13, 2014